Exhibit 3.1

Filed in the office of	Business Number E49494922025-3
Filing Number 20254949491
Secretary of State State Of Nevada	Filed On 6/5/2025 11:00:00 AM
Number of Pages 1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvson.gov www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation – Business Trust
☒ NRS 88A – Certificate of Business Trust	☐ NRS 88A.710 – Registration of Foreign Business Trust

TYPE OR PRINT – USE DARK INK ONLY – DO NOT HIGHLIGHT

1. Name Being Registered in Nevada: (See instructions)	Truth Social Bitcoin and Ethereum ETF, B.T.
2. Foreign Entity Name: (Name in home jurisdiction)
3. Registered Agent for Service of Process: (check only one box)	☒	Commercial Registered Agent:(name only below)	☐	Noncommercial Registered Agent (name and address below)	☐	Office or Position with Entity (title and address below)

Saltzman Mugan Dushoff, PLLC Name of Registered Agent OR Title of Office or Position with Entity
Street Address	City	Nevada Zip Code
Mailing Address (if different from street address)	City	Nevada Zip Code

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.
3a. Certificate of Acceptance of Appointment of Registered Agent:	☒		6/5/2025

		Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

4. Name and Address of Trustees: NRS 88A: Name and address of at least one trustee. NRS 88A.710: Name and address of one trustee. (See instructions)	1) Michelle Geller Name 1012 Springfield Avenue Address 2) Name Address	Mountainside City City	USA Country NJ 07092 State Zip/Postal Code Country State Zip/Postal Code
5. Jurisdiction of Formation: (Foreign only)	5a) Jurisdiction of formation:	5b) Date formed:
6. Street Address of Principal Office: (Foreign entities only)	Address Country	City	State Zip/Postal Code
7. Name, Address and Signature of Each Person Forming the Business Trust:	I declare, to the best of my knowledge under of perjury, that the information contained herein in correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filling in the Office of the Secretary of State.
NRS 88A: Must be signed by each person forming the business trust.	Michelle Geller Name	USA Country
NRS 88A.710: Name and signature of Trustee.	1012 Springfield Avenue	Mountainside	NJ	07092
	Address	City	State	Zip/Postal Code

(Attach an additional page if more than 2)	☒		Signature

	Name			Country

	Address	City	State	Zip/Postal Code
	☒		Signature (attach Additional page if necessary)

This form must be accompanied by appropriate fees.	Revised: 8/1/2023